EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Corillian Corporation on Form S-3 of our report on Hatcher Associates, Inc.'s financial statements as of and for the years ended December 31, 1999 and 1998, dated February 11, 2000, appearing in the Form 8-K/A of Corillian Corporation filed February 1, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Los Angeles, California
April 20, 2001